UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 30, 2005

JOHNSON CONTROLS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5757 N. Green Bay Avenue, P.O. Box 591
Milwaukee, Wisconsin 53201-0591

(Address of principal executive offices, including zip code)

(414) 524-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On June 30, 2005, Johnson Controls, Inc. (“Johnson Controls”) and Delphi Corporation (“Delphi”) agreed to the terms of the sale of Delphi’s global battery business for approximately $202.5 million, subject to closing adjustments. The transaction closed on July 1, 2005. In conjunction with the acquisition, Johnson Controls has received a global long-term contract to supply General Motors with original equipment and original equipment service batteries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
Date: July 6, 2005	By:	/s/ R. Bruce McDonald
R. Bruce McDonald
Vice President and Chief Financial Officer